UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

BroadVision, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(4) Proposed maximum aggregate value of transaction:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

The following information was posted on BroadVision’s website (WWW.BROADVISION.COM) on November 15, 2005:

Instructions For Voting Your BroadVision Shares
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Instructions For Voting Your BroadVision Shares

BroadVision encourages stockholders to vote upon the approval and adoption of the merger agreement providing for the acquisition of BroadVision by a newly formed portfolio company of Vector Capital, a San Francisco-based private equity firm.

For assistance with voting your BroadVision shares in the United States, please call Georgeson, toll-free at 866-203-1350; stockholders outside of the United States can also reach Georgesonat +39 06 42171.719. For more information on Georgeson, visit http://www.georgeson.com

ADDITIONAL INFORMATION AND WHERE YOU CAN FIND IT

In connection with the proposed transaction, BroadVision has filed a definitive proxy statement and other relevant materials with the SEC. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, STOCKHOLDERS OF BROADVISION ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant materials, and any other documents filed by BroadVision with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders of BroadVision may obtain free copies of the documents filed with the SEC by contacting BroadVision Investor Relations at 650-261-5100 or BroadVision, Inc., 585 Broadway, Redwood City, CA 94063. You may also read and copy any reports, statements and other information filed by BroadVision with the SEC at the SEC public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.